STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 2nd day of April 2015, by and between among Lawrence Pemble, with an address of 3333 Lee Parkway, Suite 600, Dallas, Texas 75219 ("Seller") of common stock of Gray Fox Petroleum Corp ("GFOX" or "Company") and DB Capital Corp a Florida corporation, with an address of 1015 Twin Lakes Rd Longwood, FL, 32750 (the "Buyer").

WITNESSETH:

WHEREAS, the Seller is the owner of an aggregate of Nineteen Million Four Hundred Thousand (19,400,000) shares of restricted common stock specifically Certificate Number 1042 and 1043, $0.001 par value, a/k/a 51% of the issued outstanding, of Gray Fox Petroleum Corp., a Nevada Corporation, traded on the OTC Markets GFOX hereinafter referred to as ("GFOX" or the "Company"); and

WHEREAS, the Seller desires to sell the Nineteen Million Four Hundred Thousand (19,400,000) shares of Company (the "Shares") and the Buyer desires to purchase the Shares upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

1. Sale and Transfer of the Shares. At the Closing (as hereinafter defined) and subject to the terms and conditions of this Agreement, the Seller shall sell, convey and deliver to the Buyer, and the Buyer shall purchase and accept from the Seller, the Shares for the purchase price specified in Section 2 below.

2. Purchase Price. In exchange for the Shares, the Buyer shall provide an Executed Promissory Note to the Seller, at the Closing (as hereinafter defined), in the sum of Twenty Thousand Dollars ($20,000.00). (will be Exhibit B)

3. Closing. The Closing of the transaction described in this Agreement shall take place on such date as mutually determined by the parties hereto, (the "Closing"), the Closing shall take place on or before the 2nd day of April 2015, unless extended by mutual consent of the parties hereto. At the Closing, the Seller shall deliver to the Buyer any and all stock certificates representing the total amount of Shares to be transferred hereunder, this agreement being executed and such stock certificates will be sent to directly to DB Capital Corp.

4. Representation and Warranties of the Seller. The Seller represents and warrants that:

   (a) Authority. The Seller possesses all necessary power and authority to execute, deliver and perform this Agreement and to consummate the transactions provided for herein. This Agreement has been duly authorized, executed and delivered by the Seller and constitutes a valid and binding obligation of the Seller enforceable in

accordance with its terms. The execution, delivery and performance of this Agreement by the Seller does not and will not violate any provision of any law, regulation or order, or conflict with or result in the breach of, or constitute a default under, any material agreement or instrument to which the Seller is a party or by which the Seller may be bound or affected.

(b) Title. The Seller has good and marketable title to the Shares free and clear of all liens and encumbrances.

(c) Duly Endorsed. Seller hereby represents and warrants to Buyer that certificates representing the Shares will be duly endorsed upon their transfer to Buyer.

(d) Liabilities. Seller here by warrants that the company will transfer a total of, or up to One Hundred Fifty Two Thousand Dollars ($152,000.00) of liabilities at closing, and DB Capital Corp. agrees to assume such liabilities, please see, (Exhibit A). Any and all liabilities not reflected on "Exhibit A" will be extinguished from the company's records or remain with the Seller. All documents supporting such liabilities reflected in "Exhibit A" will be provided to the buyer at closing.

(e) Financials. Seller will provide the Annual Report (10K) to the buyer on or before May 1, 2015. Furthermore, the Seller will provide the financial statement from the CPA to the auditor and CPA.

(f) Seller at this time confirms there are no State, or Federal investigations against GFOX or the "the Company".

5. Representation and Warranties of the Buyer. The Buyer represents and warrants that:

(a) Authority. The Buyer possesses all necessary power and authority to execute, deliver and perform this Agreement and to consummate the transactions provided for herein. This Agreement has been duly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by the Buyer does not and will not violate any provision of any law, regulation or order, or result in the breach of, or constitute a default under, any material agreement or instrument to which the Buyer is a party or by which the Buyer may be bound or affected.

(b) The Buyer's purchase of the Shares hereunder has not been solicited by means of general solicitation or by advertisement.

(c) The Buyer will provide a Promissory note to the Seller in the amount of $20,000.00. The Seller will accept a Promissory note from the Buyer in the amount of Twenty Thousand Dollars, ($20,000.00). (will be Exhibit B)

(d) The Buyer agrees to file for a name change of the Company within 60 days of the closing of the transaction.

6. Entire Agreement. This Agreement constitutes the complete understanding between the parties hereto with respect to the subject matter hereof, and no alteration, amendment or modification of any of the terms and provisions hereof shall be valid unless made pursuant to an instrument in writing signed by each party. This Agreement supersedes and terminates any and all prior agreements or understandings between the parties regarding the subject matter hereof.

7. Fees and Costs. The Seller and the Buyer shall each bear their own fees and costs incurred in connection with this Agreement.

8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, executors, successors and assigns.

9. Governing Law. This Agreement has been made in and shall be construed and enforced in accordance with the laws of the State of Nevada.

10. Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, certified mail, return receipt requested, as follows:

(a) If to the Seller, at:

3333 Lee Parkway
Suite 600
Dallas, TX 75219

(b) If to the Buyers, at:

1015 Twin Lakes Rd
Longwood, FL, 32750

Each party may change the address for the receipt of notice hereunder by giving written notice thereof to the other party.

11. Survival of Representations and Warranties. All representations and warranties made by the Seller and the Buyer shall survive the Closing.

12. Jurisdiction and Venue. Any claim or controversy arising out of or relating to the interpretation, application or enforcement of any provision of this Agreement, shall be submitted for resolution to a court of competent jurisdiction in Nevada . The parties hereby consent to personal jurisdiction and venue Nevada.

13. Construction and Severability. In the event any provision in this Agreement shall, for any reason, be held to be invalid or unenforceable, this Agreement shall be construed as though it did not contain such invalid or unenforceable provision, and the rights and obligations of the parties hereto shall continue in full force and effect and shall be construed and enforced in

accordance with the remaining provisions hereof.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15. Paragraph Headings. The paragraph headings contained in this Agreement are for convenience only and shall not affect in any manner the meaning or interpretation of this Agreement.

16. Rule of Construction Relating to Ambiguities. All parties to this Agreement acknowledge that they have each carefully read and reviewed this Agreement with their respective counsel and/or other representative, and therefore, agree that the rule of construction that ambiguities shall be construed against the drafter of the document shall not be applicable.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SELLER:

Lawrence Pemble

BUYER:

DB Capital Corp.
Daniel Sobolewski

THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES THAT MAY BE ACQUIRED PURSUANT TO THIS CONVERTIBLE PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THIS CONVERTIBLE PROMISSORY NOTE AND SUCH OTHER SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A REGISTRATION STATEMENT AND LISTING APPLICATION IN EFFECT WITH RESPECT TO THIS CONVERTIBLE PROMISSORY NOTE OR SUCH OTHER SECURITIES UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAW, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND LISTING NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE SECURITIES ACT AND THE APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION.

CONVERTIBLE PROMISSORY NOTE

US $20,000

As of April 2, 2015.

FOR VALUE RECEIVED, **Gray Fox Petroleum Corp.** ("GFOX" or "Company")., a Nevada corporation (the "Company"), hereby promises to pay to the order of Lawrence Pemble, (the "Holder"), the aggregate principal amount of Twenty Thousand Dollars ($20,000.00), together with interest on the unpaid principal amount hereof, upon the terms and conditions hereinafter set forth.

1. Payment Terms. The Company promises to pay to Holder the balance of Principal, with zero interest, on or before May 1, 2015, unless this Note is earlier prepaid as herein provided or earlier converted into Common Stock (as hereinafter defined) of the Company pursuant to Section 3 hereof. All payments hereunder shall be made in lawful money of the United States of America.

2. Interest. Interest on the outstanding portion of Principal of this Note shall accrue at a rate of Nine percent (9%) per six months. All computations of interest shall be made on the basis of a six months of the date of this Note, for actual days elapsed. Such interest shall be paid in arrears on the last business day of each successive six month anniversary of the date of this Note.

3. Conversion of this Note. The Holder, at their own discretion may exercise the right to convert the principal amount of Twenty Thousand Dollars ($20,000.00) into Common Stock of the Company at the conversion rate of 50% discount of the applicable bid price of closing of the day the conversion is executed. Holder shall not be able to convert into any position that would result the Holders to hold more than 4.9% of the class of common stock of the Company.

(a) Automatic Conversion. This Note shall automatically be converted into shares of the Company's common stock ("Common Stock") on the six month anniversary date of this Note at the Note Conversion Rate of 50% discount of the applicable bid price of closing of the day the conversion is executed. Holder shall not be able to convert into any position that would result the Holders to hold more than 4.9% of the class of common stock of the Company.

(c) Mechanics of Automatic Conversion. Upon the occurrence of the event specified in Section 3(a) above, this Note shall be converted into Common Stock automatically without any further action by Holder; provided, however, that the Company shall not be obligated to issue a certificate or certificates evidencing the shares of Common Stock issuable upon such conversion of this Note ("Conversion Shares") unless the original of this Note is delivered to the Company, or Holders notify the Company in writing that such original of this Note has been lost, stolen or destroyed, and Holders execute an agreement satisfactory to the Company to, among other things, indemnify the Company from any loss incurred by the Company in connection with such original of this Note. Upon surrender by Holders to the Company of the original of this Note at the office of the Company, there shall be issued and delivered to Holders promptly at such office and in Holders name as shown on the original of this Note, a certificate or certificates for the applicable number of Conversion Shares on the date on which such automatic conversion is deemed to have occurred.

(d) Conversion Calculations; No Fractional Shares. Conversion calculations pursuant to this Section 3 shall be rounded to the nearest whole share of Common Stock, and no fractional shares shall be issuable by the Company upon conversion of this Note. Conversion of this Note shall be deemed payment in full of this Note and this Note shall thereupon be cancelled.

4. Redemption. This Note may be redeemed by the Company by payment of the entire Principal and interest outstanding under this Note, plus the applicable Final Payment Amount (hereinafter defined), in cash to Holders. The Company must provide notice to Holders not less than thirty (30) days prior to effecting such redemption. During the period from providing of such notice to Holders and the Company effecting the redemption, the Company may cancel such redemption by providing notice of such cancellation to Holders.

5. Representations and Warranties of the Company. The Company represents and warrants to Holders as follows:

(a) The execution and delivery by the Company of this Note (i) are within the Company's corporate power and authority, and (ii) have been duly authorized by all necessary corporate action.

(b) This Note is a legally binding obligation of the Company, enforceable against the Company in accordance with the terms hereof, except to the extent that (i) such enforceability is limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and (ii) the availability of the remedy of specific performance or in injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

6. Representations, Warranties and Covenants of Holders. Holders represents and warrants to the Company, and agrees, as follows:

(a) This Note and any Conversion Shares issuable upon conversion of this Note are being acquired by Holders for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof.

(b) Holder(s) have sufficient knowledge and experience in financial and business matters and is capable of evaluating the risks and merits of Holders' investment in the Company; Holder(s) believe that Holder(s) have received or had access to all information Holder(s) consider necessary or appropriate to make an informed investment decision with respect to this Note; and Holder(s) are able financially to bear the risk of losing Holders' full investment in this Note.

(c) Holder(s) understand that this Note and any Conversion Shares have not been registered under the Securities Act or registered or qualified under any the securities laws of any state or other jurisdiction, are "restricted securities," and cannot be resold or otherwise transferred unless they are registered under the Securities Act, and registered or qualified under any other applicable securities laws, or an exemption from such registration and qualification is available. Prior to any proposed transfer of this Note or any Conversion Shares, Holders shall, among other things, give written notice to the Company of its intention to effect such transfer, identifying the transferee and describing the manner of the proposed transfer and, if requested by the Company, accompanied by (i) investment representations by the transferee similar to those made by Holder in this Section 6 and (ii) an opinion of counsel satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act and without registration or qualification under applicable state or other securities laws. Each certificate for any Conversion Shares shall bear a legend to the foregoing effect.

7. Use of Proceeds. The proceeds received by Lawrence Pemble from the "Company" shall be used and accepted by the Lawrence Pemble for the Principal payment for the Nineteen Million Four Hundred Thousand (19,400,000) shares of restricted common stock specifically, Certificate Number 1042 and 1043, $0.001 par value, a/k/a 51% of the issued outstanding shares of Gray Fox Petroleum Corp., a Nevada Corporation, traded on the OTC Markets GFOX hereinafter referred to as ("GFOX");

8. No Waiver in Certain Circumstances. No course of dealing of Holders nor any failure or delay by Holder to exercise any right, power or privilege under this Note shall operate as a waiver hereunder and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder.

9. Certain Waivers by the Company. Except as expressly provided otherwise in this Note, the Company and every endorser or guarantor, if any, of this Note waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral available to Holders, if any, and to the addition or release of any other party or person primarily or secondarily liable.

10. No Unlawful Interest. Notwithstanding anything herein to the contrary, payment of any interest or other amount hereunder shall not be required if such payment would be unlawful. In any such event, this Note shall automatically be deemed amended so that interest charges and all other payments required hereunder, individually and in the aggregate, shall be equal to but not greater than the maximum permitted by law.

11. Security Agreement. The Company's obligations under this Note have been secured by a grant of a security interest to Holder in certain collateral, as more particularly described in that certain Security Agreement between the Company and Holders dated as of the date of this Note.

IN WITNESS WHEREOF, the undersigned have caused this Convertible Promissory Note to be executed and delivered by a duly authorized officer as of the date first above written.

Lawrence Pemble (Holder)

Gray Fox Petroleum Corp. (" the Company")
Daniel Sobolewski